EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated July 19, 2001 on the statements of condition and related securities portfolios of Van Kampen Focus Portfolios Insured Income Trust, Series 82 and Series 83 (Intermediate) as of July 19, 2001 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Certified Public Accountants."

                                                              GRANT THORNTON LLP

Chicago, Illinois
July 19, 2001